UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 6, 2015

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

Pier 1 Imports, Inc. (the “Company”) and Alexander W. Smith, the Company’s President and Chief Executive Officer, are parties to an employment agreement dated as of June 13, 2012 (the “Employment Agreement”). The Employment Agreement is Exhibit 10.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 14, 2012.

The Company and Mr. Smith have agreed that the Employment Agreement will automatically renew on February 28, 2016, as provided in the Employment Agreement.

The Employment Agreement provides, among other things, that unless earlier terminated as provided therein, the Employment Agreement will automatically renew for successive one-year terms beginning on February 28, 2016, and on the day immediately following the close of each of the Company’s fiscal years thereafter, unless either Mr. Smith or the Company provides the other party with a notice of termination at least sixty days prior to the expiration of any term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	November 6, 2015	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President
Compliance and General Counsel, Secretary